EXHIBIT 4.34



                              VALUESTAR CORPORATION
                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated effective as of September 14, 2000 (the "Effective Date") by and among (i) the purchasers of certain Series C Convertible Preferred Stock and warrants to purchase common stock of the Company (defined below) listed on the signature pages hereto and each other Person (defined below) who becomes a party to this Agreement simultaneously with becoming a party pursuant to and in accordance with the terms and conditions set forth in that certain Purchase Agreement (defined below) on, or before, December 31, 2000 (each a "Holder" and, collectively, the "Holders") and (ii) ValueStar Corporation, a Colorado corporation (the "Company").
                                    RECITALS

         The Holders are parties to a Series C Preferred Stock and Warrant Purchase Agreement dated for reference purposes as of even date herewith by and between the Company and the Holders (the "Purchase Agreement") pursuant to which the Company is obligated to enter into this Agreement. All capitalized terms not defined herein shall have the meaning established in the Purchase Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereto hereby agree as follows:

1.       Definitions.

         "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

         "Common Stock" means any and all (i) common stock of the Company issued or issuable upon conversion of the Company's Series C Convertible Preferred Stock; (ii) common stock of the Company issued or issuable upon exercise of the Warrants (collectively, (i) and (ii) the "Stock"); (iii) common stock of the Company issued as a dividend or other distribution with respect to or in replacement of the Stock, and (iv) any common stock issued in any combination or subdivision of the Stock. In determining the amount of Common Stock held by any Person, the sum of (i), (ii), (iii) and (iv) shall be used and a Person shall be deemed to "hold" all Common Stock then held by and/or issuable to such Person.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statue and the rules and regulations of the Commission thereunder all as the same shall be in effect at the time.

         "Person"  means  any  individual,   corporation,   trust,  partnership,
association, or other entity.

         "Registrable Shares" means the Common Stock.

          "Registration Statement" means the registration statement and any additional registration statements filed with the Commission as contemplated by
Section 2, including (in each case) any



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prospectus,  amendments  and  supplements  to  such  registration  statement  or
Prospectus, including pre- and post- effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement or statements.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Untrue Statement" shall include any untrue statement or alleged untrue statement in the Registration Statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         "Warrants" shall include those warrants issued to the Holders under the Purchase Agreement and any warrants issued to finders of purchasers of the Company's Series C Convertible Preferred Stock as contemplated under the Purchase Agreement.


2.1 Registration Procedures and Expenses. The Company is obligated to do the following:



         The Company shall (subject to the Company's eligibility to use a Form S-3 Registration Statement which the Company believes it will be eligible to use),

         (a) within 120 days following the Initial Closing , use its best efforts to prepare and file with the Commission a Registration Statement on Form S-3 (provided that at such time the Company is eligible to use S-3 and, if not, use its best efforts to prepare and file with the Commission a Registration Statement on Form S-3 at such later date as the Company is so eligible) in order to register with the Commission under the Securities Act a sale by the Holders in accordance with the method or methods of distribution thereof as reasonably specified by the Holders on a delayed or continuous basis pursuant to Rule 415 under the Securities Act all of the Registrable Shares (notwithstanding anything to the contrary expressed or implied herein, if a registration statement on any substitute form becomes available for registration of the Registrable Shares, the Company may in its sole discretion instead prepare and file with the Commission a registration statement on such substitute form at any time in order to register the Registrable Shares under the Securities Act and such registration statement will be a "Registration Statement" for the purposes of this Agreement);

         (b) use its reasonable efforts after such filing, subject to receipt of necessary information from the Holders, to cause such Registration Statement to become effective as soon as reasonably practicable thereafter;

         (c) promptly notify each Holder, at any time when a prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in or relating to such Registration Statement contains an Untrue Statement;

         (d) promptly prepare and file with the Commission, and deliver to each Holder, such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the



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provisions of the Securities  Act with respect to the sale or other  disposition of all  Registrable  Shares until  termination of such obligation as provided in
Section 2.6 below;

         (e) furnish to each Purchaser such number of copies of prospectuses, including preliminary prospectuses, in conformity with the requirements of the Securities Act, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Holders;

         (f) file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in any state reasonably requested by the Holders provided, however, that the Company shall not be required in connection with this paragraph (f) to (i) qualify as a foreign corporation to do business under the laws of any jurisdiction in which it shall not then be qualified or execute a general consent to service of process in any jurisdiction or (ii) undertake any filing obligations in those states where the Company does not currently meet such filing requirements;

         (g) use its best efforts to cause all Registrable Shares to be listed on each securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which equity securities by the Company are then listed or traded;

         (h) bear all expenses in connection with this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for company, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction, other than (i) fees and expenses, if any, of counsel or other advisors to the Holders and (ii) brokers commissions, discounts or fees and transfer taxes; and

         (i) take all reasonable actions required to prevent the entry of any stop order issued or threatened by the Commission or any state regulatory authority with respect to any Registration Statement covering Registrable Shares, and take all reasonable actions to remove it if entered.

2.2      Indemnification.

         (a) The Company agrees to indemnify and hold harmless each Holder, such Holder's directors, officers, partners, agents, each underwriter of Registered Shares, and each Person who controls any of the foregoing (within the meaning of Section 15 of the Securities Act) (each an "Indemnified Party") from and against any losses, claims, damages or liabilities to which such Indemnified Party may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any Untrue Statement in the Registration Statement, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement or arise under the Securities Act or any other statute or at common law and the Company will reimburse such Indemnified Party for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in such Registration Statement in reliance upon and in conformity with written information furnished to



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the Company by or on behalf of such  Indemnified  Party  specifically for use in preparation of the Registration Statement or the failure of such Holder to comply with the covenants and agreements contained in Section 2.3 hereof respecting the sale of the Registrable Shares or any Untrue Statement in any prospectus that is corrected in any subsequent prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder.

         (b) Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in
Section 2.3 hereof respecting sale of the Registrable Shares, or any Untrue Statement contained in the Registration Statement if, but only if, such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Holder specifically for use in preparation of the Registration Statement and such Holder will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that in no event shall any indemnity by a Holder under this Section 2.2 exceed the net proceeds received by such Holder from the sale of the Registrable Shares covered by such Registration Statement.

         (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 2.2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter  stated,  in case  any  such  action  shall be  brought  against  an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties. No indemnifying party in the defense of any such claim or litigation shall, except with the consent of each indemnified party, consent to entry of any judgment or



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enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, and no indemnified party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the indemnifying party.

         (d) If the indemnification provided for in this Section 2.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary contained herein, any contribution by a Holder hereunder shall not exceed the net proceeds received by such Holder from the sale of the Shares
covered  by  the   Registration   Statement.

2.3      Transfer of Shares After Registration; Notice.

         The Holder hereby covenants with the Company not to make any sale of the Registrable Shares after registration without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied. The Holder acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Holder hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Holder notice of the suspension of the use of said prospectus and ending at the time the Company gives the Holder notice that the Holder may thereafter effect sales pursuant to said prospectus; provided, however, that no such postponement shall be permitted for more than 120 days during any 12 month period. The foregoing provisions of this Section 2.3 shall in no manner diminish or otherwise impair the Company's obligations under
Section 2.1



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2.4      Reporting Requirements.

         (a) The Company agrees to use its best efforts to:

             (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

             (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

             (iii) so long as any of the Holders own at least 250,000 shares of Registrable Shares (appropriately adjusted for stock splits and combinations), to furnish to the Holders forthwith upon written request until the termination of the Company's obligations under Sections 2.1 through 2.4 (1) a written statement by the Company as to whether it complies with the reporting requirements of said Rule 144, the Securities Act and the Exchange Act, or whether it qualifies as a registrant whose securities may be resold pursuant to Commission Form S-3, (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(3) such other information as may be reasonably requested in availing the Holders of any rule or regulation of the Commission that would permit the selling of the Registrable Shares without registration.

2.5      Termination of Obligations.

         The obligations of the Company pursuant to Sections 2.1 through 2.4 hereof shall cease and terminate upon the earlier to occur of (i) such time as all of the Registrable Shares have been resold or (ii) such time as all of the Registrable Shares may be sold during any 3 month period pursuant to Rule 144, including Rule 144 (k) or (iii) upon the third anniversary date of the Effective Date of this Agreement.

2.6      Assignability of Registration Rights.

         The Registration rights set forth in this Section 2 are assignable only to assignees acquiring no less than 250,000 or more Registrable Shares (appropriately adjusted for stock splits and combinations). Notwithstanding anything to the contrary herein, in no event shall a Holder assign any rights herein after 30 days following the Effective Date and prior to the effectiveness of the Registration Statement. Provided further that the Company shall not be obligated to file any post-effective amendment to the Registration Statement solely for the purpose of adding such assignee(s) to the Registration Statement more than once during any consecutive six month period.

 3.      Lock-Up.

         In connection with any public registration of this Company's securities, the Holder (and any transferee of Holder) agrees, upon the request of the Company or the underwriter(s) managing such underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Shares (other than those included in the registration) without the prior written consent of the Company and, if applicable, such underwriter(s), as the case may be, for a period of time not to exceed 30 days before and one hundred eighty
(180) days after the effective date of the registration; provided, however, that Jim Stein and each person that is an officer, director, or beneficial owner of five percent (5%) or more of the outstanding shares of any class of



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capital stock of the Company enters into such an agreement.  Upon request by the
Company, Holder (and any transferee of Holder) agrees to enter into any further agreement in writing in a form reasonably satisfactory to the Company and such underwriter(s). The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of said 180-day period. All Registrable Shares shall bear an appropriate legend referencing this lock-up provision.

4.       Miscellaneous.

         (a) Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and/or the provisions hereof waived, only with the written consent of the Company and of Holders holding fifty percent (50%) or more of the Registrable Shares at the time held by all Holders. Notwithstanding the foregoing, no amendment or waiver may affect any Holder in any manner differently from any other Holder without the written consent of such first mentioned Holder. No course of dealing between the Company and any Holder or any delay in exercising any rights hereunder or under the Company's Certificate of Incorporation will operate as a waiver of any rights of any such Holder.

         (b) Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

         (c) Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         (d) Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together shall constitute one and the same Agreement.

         (e) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         (f) Notices. All notices, demands, consents or other communications required or permitted hereunder shall be in writing and shall be deemed to have been given (i) when personally delivered, (ii) three (3) business days following mailing thereof, if sent by first class certified mail, return receipt requested, or (iii) the next business day following transmission or mailing, if sent by facsimile (receipt confirmed and followed up by one of the other delivery methods discussed herein as well), Express Mail, Federal Express or similar service, addressed as follows:

         If to any Holder: To the applicable addresses set forth in the Purchase Agreement




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                  If to the Company:        Valuestar Corporation
                                            Attn: Jim Stein
                                            360 - 22nd Street, Suite 210
                                            Oakland, CA  94612
                                            Fax No.: (510) 808-1400

                  With a Copy to:           Bay Venture Counsel, LLP
                                            1999 Harrison Street, Suite 1300
                                            Oakland, CA 94612
                                            Attn:  Donald C. Reinke, Esq.
                                            Fax No.:  (510) 834-7440


Any party may change its address for purposes hereof by notice given in accordance with this Section 3.f to each of the other parties hereto.

         (a) Governing Law. The validity, meaning and effect of this Agreement, and all amendments and supplements hereto and all waivers and consents hereunder, shall be determined in accordance with the laws of California, applicable to contracts made and to be performed entirely within the State of California. Each of the parties hereby submits to personal jurisdiction in the County of Alameda, State of California solely for purposes of this Agreement and waives any objection as to venue in the County of Alameda, State of California.

         (b) Schedules and Exhibits. All schedules and exhibits are an integral part of this Agreement.

         (c) Litigation Costs. Subject to Section 2.2, if any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of a dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled, if and only to the extent that the applicable arbitrator or court shall so direct and such direction is final and not subject to appeal or review.

         (d) Integration. This instrument constitutes the entire agreement of the parties hereto respecting the registration of the Registrable Shares by the Holders and correctly sets forth the rights, duties, and obligations of each party hereto to the others in relation thereto as of its date. Any prior agreements, promises, negotiations or representations concerning its subject matter which are not expressly set forth in this Agreement.

                                  CORPORATION:

                                  VALUESTAR CORPORATION


                                  By: /s/ James Stein
                                      ---------------
                                  Name:   James Stein
                                  Its:    President and Chief Executive Officer



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              Signature Pages to the Registration Rights Agreement

     (Individual Pages Differ as to Holder's Name and Personal Information)

                                        PURCHASER:


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                                        By:
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                                           (Signature)


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                                        (Print Name and Title)

                                        ADDRESS:

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                                        TELEPHONE AND FAX NUMBERS:

                                        Tel:
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                                        Fax:
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                                        Email Contact:
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                                        AGGREGATE INVESTMENT AMOUNT

                                        $
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